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                                                                     Exhibit 1.1

                               10,900,000 Shares

                                  ORIUS CORP.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                August __, 1999

Deutsche Bank Securities, Inc.
Banc of America Securities LLC
Morgan Keegan & Company, Inc.
The Robinson-Humphrey Company
As Representatives of the
   Several Underwriters
c/o Deutsche Bank Securities, Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Orius Corp., a Florida corporation (the "Company"), proposes to issue and sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") and certain stockholders of the Company named in Schedule II hereto severally and not jointly propose to sell to the several Representatives, an aggregate of 10,900,000 shares of the Company's Common Stock, par value $.01 per share
(the "Firm Shares"), of which (a) 7,400,000 shares are to be issued and sold by the Company, (b) 3,500,000 shares are to be sold by the selling stockholders, each selling stockholder selling the number of Firm Shares set forth opposite such selling stockholder's name on Schedule II hereto, and (c) certain security holders of the Company named in Schedule II (the "Selling Warrant Holders") propose to sell to the Underwriters warrants (the "Warrants") to purchase an aggregate of ________ shares of the Company's authorized and unissued Common Stock. The Underwriters propose to exercise the Warrants and sell the shares issuable upon such exercise (the "Warrant Shares") pursuant to this Agreement. The respective amounts of the Warrants to be purchased by the several Underwriters are set forth opposite their names in Schedule II hereto, and the number of Warrant Shares represented by Warrants to be sold by each of the Selling Warrant Holders is set forth opposite such Selling Warrant Holder's name in Schedule II hereto. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Company also proposes to issue and sell, and certain



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selling stockholders also propose to sell, at the Underwriters' option an aggregate of up to 1,635,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company and the Selling stockholders that you are authorized to enter into this Underwriting Agreement (this "Agreement") on behalf of the several Underwriters, and that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares, the Warrant Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares." The Selling stockholders and the Selling Warrant Holders are hereinafter sometimes referred to as the "Selling Security Holders." The Company and the Selling Security Holders are hereinafter to collectively as the "Sellers."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. Representations and Warranties of the Company.

         The Company represents and warrants to each of the Underwriters as follows:

                  (a) A registration statement on Form S-1 (Reg. No. 333-79743) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company meets the requirements for the use of Form S-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations in all material respects) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares,





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         together with the term sheet or abbreviated term sheet filed with the
         Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

                  (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the Company's subsidiaries as listed in Exhibit
         21.1 of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. As of the date hereof, the Company has no subsidiaries except those listed in Exhibit 21.1 to the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their respective businesses requires such qualification except where the failure to be so qualified would not have a material adverse effect on the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable. As of the Closing Date (as hereinafter defined), all of the outstanding shares of capital stock of each of the Subsidiaries will be owned by the Company free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Subsidiaries will be outstanding, except for the liens on the capital stock of the Subsidiaries issued in favor of the Company's lenders described in the Registration Statement and other than those created by the Underwriters.

                  (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company pursuant to the terms of this Agreement have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.



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                  (d) The information set forth under the caption
         "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                  (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain in all material respects, all statements which are required to be stated therein by, and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) All of the financial statements of the Company and the Subsidiaries, in each case together with related notes and schedules, as set forth in the Registration Statement, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the Subsidiaries, respectively, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical and pro forma financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and each of the Subsidiaries, as applicable. The pro forma combined financial statements of the Company, together with the related notes, as set forth in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.



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                  (g) The accounts receivable of the Company and the
         Subsidiaries reflected in the financial statements, in each case together with related notes and schedules, as set forth in the Registration Statement, and such additional accounts receivable as are reflected on the books of the Company and the Subsidiaries, are good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims.

                  (h) PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (i) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise, which if determined adversely to the Company or any of the Subsidiaries is reasonably likely to result in any Material Adverse Effect, or to prevent the consummation of the transactions contemplated hereby.

                  (j) The Company and the Subsidiaries each has good and marketable title to all of its properties and assets reflected in its financial statements (or as described in the Registration Statement) as set forth in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. Each of the Company and the Subsidiaries occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                  (k) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due and are not being contested in good faith except where the failure to file or pay such taxes would not result in a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company and the Subsidiaries, as applicable.

                  (l) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any Material Adverse Effect or any




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         development known to the Company which will result in a Material
         Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company and the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any of the Subsidiaries has any material contingent obligations which are not disclosed in the Company's financial statements, as applicable, included in the Registration Statement.

                  (m) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Company or any of the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the securities by the Company, except such as have been obtained under the Act and such as may be required under the state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD")) has been obtained or made and is in full force and effect.

                  (o) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is listed on The New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange




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         Act or delisting the Common Stock from The New York Stock Exchange, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

                  (p) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and except as disclosed in the Registration Statement, to the Company's knowledge neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement would reasonably be expected to have a Material Adverse Effect. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any of the Subsidiaries.

                  (q) Neither the Company, nor to the Company's best knowledge, any of its affiliates or any of the Subsidiaries or any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (r) Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

                  (s) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as the Company believes is reasonably customary for companies engaged in similar industries.

                  (u) The Company and each of its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as




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         amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan," or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (v) No labor dispute with the employees of the Company or any of its Subsidiaries exists, or to the Company's knowledge, is threatened other than such disputes which would not have a Material Adverse Effect.

                  (w) There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against it any of its Subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (x) As of the Closing Date, all Date Data and Date-Sensitive Systems are Year 2000 Compliant. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or the Subsidiaries for their internal use, or that the Company or the Subsidiaries sell, lease, license, assign or otherwise provide, or the provision or operation of which the Company or the Subsidiaries provide the benefit, to their customers, vendors, suppliers, affiliates or any other third party. "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth




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         and twenty-first centuries, and (ii) with respect to Date-Sensitive
         Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss or any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware. The Company or the Subsidiaries have obtained written representations or assurances from each entity that (x) provides Date Data to the Company or the Subsidiaries, (y) processes in any way Date Data for the Company or the Subsidiaries or otherwise provides any material product or service to the Company or the Subsidiaries that is dependent on Year 2000 Compliant Date Data or a Year 2000 Compliant Date-Sensitive System, that all of such entity's Date Data and Date-Sensitive Systems that are used for, or on behalf of, the Company or the Subsidiaries are Year 2000 Compliant.

                  (y) (i) Except as otherwise disclosed in writing to the Underwriters, (A) each of the Company and its Subsidiaries has conducted its business in compliance with applicable Environmental Laws, including without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties owned by the Company and its Subsidiaries contain any Hazardous Substance as a result of any activity of any of the Company or its Subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (C) the Company and its Subsidiaries have not received any written notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that it may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (D) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Company's knowledge, threatened, against the Company or any of the Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (E) no reports have been filed, or are required to be filed, by the Company or any of the Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (F) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of the Subsidiaries as a result of any activity of the Company or of any of the Subsidiaries during the time such properties were owned, leased, or operated by the Company or any of the Subsidiaries, (G) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company or any of the Subsidiaries relating to the activities of the




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         Company or any of the Subsidiaries (H) there are no underground storage tanks on, in or under any properties owned by Company or any of its Subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries, (I) there is no asbestos or asbestos containing material present in any of the properties owned by the Company or any of its Subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by it, and (J) neither the Company or any of its Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (A) through (J) that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                           (ii) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other nature resource) or to human health or safety or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended as in effect on the Closing Date. The term Environmental Law includes, without limitation, (X) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (Y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

                           (iii) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance




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         includes any substance to which exposure is regulated by any governmental authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea, formaldehyde, foam insulation, lead or polychlorinated biphenyls.

         2. Representations and Warranties of the Selling Security Holders.

         Each Selling Security Holder represents and warrants, severally as to itself and not jointly, to each Representative that:

                  (a) Such Selling Security Holder is the lawful owner of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (b) Such Selling Security Holder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney signed by such Selling Security Holder and American Stock Transfer & Trust Company, as Custodian, relating to the deposit of the Shares or the Warrants to be sold by such Selling Security Holder and appointing certain individuals as such Selling Security Holder's attorneys-in-fact (the "Attorneys") to the extent set forth therein (the "Custody Agreement and Power of Attorney") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Security Holder in the manner provided herein.

                  (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Security Holder. The Custody Agreement and Power of Attorney of such Selling Security Holder has been duly authorized, executed and delivered by such Selling Security Holder and is a valid and binding agreement of such Selling Security Holder, enforceable in accordance with its terms except as rights to indemnify and contribution hereunder may be limited by federal or state securities laws; such Selling Security Holder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Security Holder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Security Holder pursuant to this Agreement.

                  (d) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Security Holder by or on behalf of such Selling Security Holder, the compliance by such Selling Security Holder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Security Holder, if such Selling Security Holder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Security Holder is a party or by which such Selling Security Holder or any property of such Selling Security Holder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Security Holder or any property of such Selling Security Holder.

                  (e) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Security Holder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) At any time during the period described in Section 2(e), if there is any change in the information referred to in Section 3(b), such Selling Security Holder will immediately notify you of such change.

                  (g) Each certificate signed by or on behalf of such Selling Security Holder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Security Holder to the Underwriters as to the matters covered thereby.

                  (h) Such Selling Security Holder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (i) The Shares to be sold by such Selling Security Holder have been duly authorized and are validly issued, fully paid and non-assessable.

                  (j) Upon delivery of and payment for the Shares to be sold by such Selling Security Holder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         3. Purchase, Sale and Delivery of the Firm Shares.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Sellers, severally and not jointly, agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
         Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in same day funds via wire transfer to the order of the Sellers against delivery of the Firm Shares to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Deutsche Bank Securities, Inc., One South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the [third] business day after the date of this Agreement or at such other time and date not later than 4 business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which The New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed).

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section 3. The option granted hereby may be exercised in whole or in part by giving written notice
         (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than 3 nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is 3 or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in same day funds via wire transfer to the order of the Company against delivery of certificates therefor at the offices of Deutsche Bank Securities, Inc., One South Street, Baltimore, Maryland. The Company shall not be obligated to sell or deliver Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares agreed to be purchased by them hereunder.

         4. Offering by the Underwriters.

         It is understood that the Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms. It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         5. Covenants of the Company.

         The Company covenants and agrees with the Underwriters that:

                  (a) The Company will (A) cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and
         (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                  (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be reasonably required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                  (e) The Company will comply with the Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (g) The Company will, for a period of 3 years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                  (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities, Inc.. The Company will list, subject to notice of issuance, the Shares on the New York Stock Exchange.

                  (i) Each executive officer, director and stockholder of the Company immediately prior to the Company's initial public offering have furnished to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company owned by such person (or as to which such person has the right to direct the disposition of) or request the registration for the offer or sale of any of the foregoing until ________ __, 200__, directly or indirectly, except with the prior written consent of Deutsche Bank Securities, Inc.
         ("Lock-up Agreements").

                  (j) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (k) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (l) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (n) The Company has not distributed and prior to the later of
         (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any documents incorporated by reference in the Registration Statement, and any other materials, if any permitted by the Act.

         6. Covenants of the Selling Security Holders.

         Each Selling Security Holder covenants and agrees with the Underwriters to:

                  (a) Pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares by such Selling Security Holder to the Underwriters.

                  (b) Do and perform all things to be done and performed by such Selling Security Holder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Share to be sold by such Selling Security Holder pursuant to this Agreement.

         7. Costs and Expenses.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, and this Agreement; the Underwriters' Selling Memorandum and the Underwriters' Invitation Letter; the fees of the Commission; the filing fee of the NASD; transfer agent and registrar fees and expenses; and the Listing Fee of The New

York Stock Exchange. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulations) except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel consisting of one firm only, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         8. Conditions of Obligations of the Underwriters.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to the reasonable satisfaction of the Commission's staff. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date, which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Akerman Senterfitt & Eidson, P.A., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of Company's Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business; the Company and each of its Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and its Subsidiaries taken as a whole; and, the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company free and clear of all liens, claims and encumbrances, except as described in the Registration Statement; and, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or other ownership interests in any of the Company's Subsidiaries are outstanding.

                           (ii) The Company has authorized and outstanding
                  capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, are in the form required by Florida law; the Firm Shares and Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement with no personal liability attaching to the ownership thereof; and no statutory or, to the best of such counsel's knowledge, contractual preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof. Upon payment of the exercise price of the Warrant Shares in accordance with the terms of the Warrants you will receive fully paid, nonassessable shares of Common Stock. Upon the payment of the initial offering price to the public as set forth in the Prospectus to the Selling Stockholders you will receive good and valid title to such shares of common stock, free and clear of any claims, liens or other encumbrances.

                           (iii) Except as described in or contemplated by the
                  Prospectus, to such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus to such counsel's knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                           (iv) The Registration Statement has become effective
                  under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                           (v) The Registration Statement, the Prospectus and
                  each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, notes thereto and related schedules and other financial and statistical information included therein or any information furnished by the Underwriters for use therein).

                           (vi) The statements under the captions
                  "Business-Employees," "Management-Executive Compensation,"
                  "Management-Executive Employment Agreements,"
                  "Management-Stock Option Plan," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                           (vii) To such counsel's knowledge, there are no
                  contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                           (viii) To such counsel's knowledge, there are no
                  material legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries except as set forth in the Prospectus.

                           (ix) The execution and delivery of this Agreement
                  and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound that was filed as an exhibit to the Registration Statement.

                           (x) This Agreement has been duly authorized,
                  executed and delivered by the Company and by, or on behalf of, each of the Selling Security Holders.

                           (xi) No approval, consent, order, authorization,
                  designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated by the Company or the Selling Security Holders.

                           (xii) The Company is not, and will not become, as a
                  result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                  In rendering such opinion, Akerman, Senterfitt and Eidson, P.A. may provide that its opinion is limited to matters governed by the laws of Florida and the General Corporation Law of the State of Delaware and the Federal securities laws of the United States. In addition to the matters set forth above, the opinion of Akerman, Senterfitt and Eidson, P.A. shall also include a statement to the effect that. Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussions of the contents thereof, and nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

                  (c) The Representatives shall have received from White & Case LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv) and (x) of Paragraph (b) of this Section 8, and that the Company is a duly organized and validly existing corporation under the laws of the State of Florida. In rendering such opinion, White & Case LLP may rely as to the matters relating to the laws of the States other than Florida or Federal laws on the opinions of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that
         (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the
         Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, White & Case LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                  (d) You shall have received, on the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that, in their opinion, the financial statements and schedules of the Company and its

         Subsidiaries examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to such financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Company and signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Registration Statement has become effective
                  under the Act and to their knowledge no stop order suspending the effectiveness of the Registration Statement has been issued, and to their knowledge no proceedings for such purpose have been taken or are contemplated by the Commission;

                           (ii) The representations and warranties of the
                  Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) All filings required to have been made
                  pursuant to Rules 424 or 430A under the Act have been made;

                           (iv) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
                  information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising in the ordinary course of business.

                  (f) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (g) The Firm Shares and Option Shares, if any, shall have been approved for listing upon notice of issuance on The New York Stock Exchange.

                  (h) The Lock-up Agreements described in Section 4(i) shall be in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to White & Case LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

         9. Conditions of the Obligations of the Sellers.

         The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         10. Indemnification.

                  (a) The Sellers, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or
         (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Sellers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Sellers may otherwise have.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Selling Security Holders and the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Selling Security Holders and the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a) and by the Sellers in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sellers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Sellers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 10 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him, her or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him, her or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Sellers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Security Holders and the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

         11. Default by Underwriters.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for any portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Sellers), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within [36] hours thereafter one or more of the other Underwriters, or any others, to purchase from the Sellers such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter failed to purchase. If during such [36] hours, you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed [10%] of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds [10%] of the Firm Shares or Option Shares, as the case may be, covered hereby, the Sellers or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next [36]-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Sellers except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding [7] days, you, as the Representatives of the Underwriters, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12. Notices.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities, Inc., One South Street, Baltimore, Maryland 21202, Attention: Worthing F. Jackman, Principal, with a copy to White & Case LLP, 200 South Biscayne Blvd., Miami, FL 33131, Attention: Jorge L. Freeland, Esq.; and if to the Company, to Orius Corp., 1401 Forum Way, Suite 400, West Palm Beach, Florida 33401,
Attention: William J. Mercurio, Chief Executive Officer, with copies to Akerman, Senterfitt & Eidson, P.A., 450 East Las Olas Boulevard, Suite 950, Fort Lauderdale, FL 33301, Attention: Donn A. Beloff, Esq.

         13. Termination.

         This Agreement may be terminated by you by notice to the Sellers as follows:

                  (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the

         Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, American Stock Exchange or the NASDAQ Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading); (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) the suspension of trading of the Company's Common Stock by the Commission on The New York Stock Exchange; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                  (b) as provided in Sections 8 and 11 of this Agreement.

         14. Successors.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Selling Security Holders and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         15. Information Provided by Underwriters.

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Plan of Distribution" in the Prospectus.

         16. Miscellaneous.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations and covenants in this

Agreement shall remain in full force and effect, regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Security Holders and the Underwriters in accordance with its terms.



                                            Very truly yours,

                                            ORIUS CORP.



                                            By:
                                                -------------------------------
                                                William J. Mercurio,
                                                Chief Executive Officer

                                                THE SELLING SECURITY HOLDERS
                                                NAMED IN SCHEDULE II HERETO,
                                                ACTING SEVERALLY



                                            By:
                                                -------------------------------
                                                Attorney-in-fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted on
behalf of themselves and the other
secured Underwriters as of the date
first above written.

Deutsche Bank Securities, Inc.
Banc of America Securities LLC
Morgan Keegan & Company, Inc.
The Robinson-Humphrey Company
As Representatives of the
   Several Underwriters


By: Deutsche Bank Securities, Inc.


By:
   --------------------------------
         Authorized Officer

                                   SCHEDULE I

                            Schedule of Underwriters


                                                                Number of
                                                               Firm Shares
             Underwriter                                     to be Purchased
             -----------                                     ---------------
Deutsche Bank Securities, Inc.............................
Banc of America Securities LLC............................
Morgan Keegan & Company, Inc..............................
The Robinson-Humphrey Company.............................

     Total

                                  SCHEDULE II

                      Schedule of Selling Security Holders



                                                                                              Number of
                                                                                           Warrant Shares
                                                                       Number of             Underlying
                                                                      Firm Shares             Warrants
                         Shareholder                                  to be Sold             to be Sold
                         -----------                                  -----------          --------------




     Total
